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         MORGAN STANLEY DEAN WITTER MID-CAP DIVIDEND GROWTH SECURITIES

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 22, 2000

     The undersigned shareholder of Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities does hereby appoint Barry Fink, Ronald E. Robison and Joseph
J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities to be held on June 22, 2000, in Conference Room A, Forty-Fourth Floor, Two World Trade Center, New York, New York at 10:30 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
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AS TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903

TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW/MSDWT.COM or WWW.PROXYVOTE.COM

PLEASE MARK VOTES IN THE EXAMPLE USING BLACK OR BLUE INK [X]






The Proposal:

 FOR     AGAINST   ABSTAIN
 [ ]       [ ]       [ ]

Approval of the Agreement and Plan of Reorganization, dated as of January 26, 2000, pursuant to which substantially all of the assets of Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities would be combined with those of Morgan Stanley Dean Witter Mid-Cap Equity Trust and shareholders of Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities would become shareholders of Morgan Stanley Dean Witter Mid-Cap Equity Trust receiving shares in Morgan Stanley Dean Witter Mid-Cap Equity Trust with a value equal to the value of their holdings in Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                    Please make sure to sign and date this Proxy using black or blue ink.


                                    Date
                                        ----------------------------------------

                                    --------------------------------------------
                                    |
                                    --------------------------------------------
                                        Shareholder sign in the box above

                                    --------------------------------------------
                                    |                                          |
                                    --------------------------------------------
                                      Co-Owner (if any) sign in the box above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
            PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES


                      MORGAN STANLEY DEAN WITTER MID-CAP
                           DIVIDEND GROWTH SECURITIES


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                                    IMPORTANT

                USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12
    DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
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